EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Subsidiaries	State or Jurisdiction of Organization

Pioneer Natural Resources USA, Inc.	Delaware
DMLP CO.	Delaware
Long Canyon Gas Company, LLC	Colorado
Lorencito Gas Gathering, LLC	Colorado
Mesa Environmental Ventures Co.	Delaware
Petroleum South Cape (Pty) Ltd.	South Africa
Pioneer Natural Gas Company	Texas
Pioneer Natural Resources Alaska, Inc.	Delaware
Pioneer Natural Resources Foundation	Texas
Pioneer Natural Resources GP LLC	Delaware
Pioneer Natural Resources Midstream Holding LLC	Delaware
Pioneer Natural Resources Morocco Limited	Cayman Islands
Pioneer Natural Resources Pumping Services LLC	Delaware
Industrial Sands Holding Company	Delaware
Premier Silica LLC	California
Pioneer Natural Resources South Africa (Pty) Limited	South Africa
Pioneer Natural Resources (Tierra del Fuego) S.R.L.	Argentina
Pioneer Natural Resources UK Limited	England
Pioneer Natural Resources Well Services LLC	Delaware
Pioneer Natural Resources West Africa Limited	Cayman Islands
Pioneer Natural Resources Equatorial Guinea Limited	Cayman Islands
Pioneer Resources Africa Limited	Cayman Islands
Pioneer Natural Resources Nigeria Ltd.	Cayman Islands
Pioneer NR Nigeria (256) Limited	Nigeria
Pioneer Resources Gabon Limited	Bahamas
Pioneer Southwest Energy Partners L.P.	Delaware
Pioneer Southwest Energy Partners USA LLC	Delaware
PSE Finance Corporation	Delaware
Pioneer Uravan, Inc.	Texas
PNR Acquisitions LLC	Delaware
Sendero Holding Company, LLC	Delaware
Sendero Drilling Company, LLC	Delaware
Westpan Limited NGL LLC	Texas
Westpan Limited Resources LLC	Texas
Pioneer International Resources Company	Delaware
LF Holding Company LDC	Cayman Islands
Parker & Parsley Argentina, Inc.	Delaware
TDF Holding Company LDC	Cayman Islands
Parker & Parsley 87-A Conv., Ltd.	Texas
Parker & Parsley 90 Spraberry Private Development, L.P.	Delaware
Parker & Parsley Private Investment 88 L.P.	Delaware
Parker & Parsley Private Investment 89, L.P.	Delaware
Midkiff Development Drilling Program, Ltd.	Texas

Note: Inclusion in the list is not a representation that the subsidiary is a significant subsidiary.